Exhibit 11

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
    (Millions of Dollars, Except Per Share Amounts, and Thousands of Shares)

                                                                                   Year Ended December 31,
                                                                          ---------------------------------------
                                                                             1996           1995           1994
                                                                          ---------      ---------      ---------
COMMON STOCK AND EQUIVALENTS:
----------------------------

Net earnings applicable to common stock and common
   stock equivalents...................................................   $   385.2      $   253.0      $   215.2
                                                                          =========      =========      =========

Average number of common shares outstanding............................     105,103        104,478        104,266
Class A common shares..................................................         390            411            421
Common share equivalent:
   $1.19 Cumulative Convertible Preferred, Series A*...................         221            228            235
Dilutive effect of outstanding stock options after application of
   treasury stock method*..............................................         621            318            285
                                                                          ---------      ---------      ---------
Average common and common equivalent shares............................     106,335        105,435        105,207
                                                                          =========      =========      =========

Net earnings per average common and common equivalent shares outstanding:
   Earnings before extraordinary items.................................   $    4.54      $    2.40      $    2.05
   Extraordinary items.................................................        (.92)             -              -
                                                                          ---------      ---------      ---------
   Net earnings .......................................................   $    3.62      $    2.40      $    2.05
                                                                          =========      =========      =========

ASSUMING FULL DILUTION:
----------------------

Net earnings applicable to common stock and common
   stock equivalents...................................................   $   385.2      $   253.0      $   215.2
Dividends applicable to dilutive preferred stock:
   Series B............................................................          .1             .2             .2
   Series C............................................................          .2             .2             .2
                                                                          ---------      ---------      ---------
Adjusted net earnings assuming full dilution...........................   $   385.5      $   253.4      $   215.6
                                                                          =========      =========      =========

Average number of common shares outstanding............................     105,103        104,478        104,266
Class A common shares..................................................         390            411            421
Common share equivalents:
   Series A Preferred Stock*...........................................         221            228            235
Equivalent common shares from:
   Series B and C Preferred Stock*.....................................         508            536            564
Dilutive effect of outstanding stock options after application of
   treasury stock method*..............................................         848            553            293
                                                                          ---------      ---------      ---------
Fully diluted shares...................................................     107,070        106,206        105,779
                                                                          =========      =========      =========

Fully diluted earnings per share**:
   Earnings before extraordinary items.................................   $    4.52      $    2.39      $    2.04
   Extraordinary items.................................................        (.92)             -              -
                                                                          ---------      ---------      ---------
   Net earnings .......................................................   $    3.60      $    2.39      $    2.04
                                                                          =========      =========      =========

_______________________
*        Convertible securities and options are not considered in the calculations if the effect of the conversion is anti-
         dilutive.
**       Reporting  not required by  generally  accepted  accounting  principles because of small  variance from  earnings on average  common and common equivalent shares.

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